Exhibit 12

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the:

Oldcastle Precast, Inc. Profit Sharing Retirement Plan (No. 333-6040)

CRH plc Share Option Scheme (No. 333-8720)

Allied Building Products Corp. Savings and Investment Plan (No. 333-10430)

Betco Block & Products, Inc. Profit Sharing Plan and Trust (No. 333-13308)

Oldcastle Glass, Inc. Qualified 401(k) Plan (No. 333-13308)

Oldcastle Architectural Products Group 401(k) and Profit Sharing Plan (No. 333-13308)

Oldcastle Architectural, Inc. Union Employees 401(k) Plan, Pike Industries, Inc. Profit Sharing and Deferred Income Plan, Oldcastle Southwest 401(k) Retirement Plan, Hallett Construction Company 401(k) Retirement Plan, Pennsy Supply, Inc. 401(k) and Profit Sharing Plan, CPM Development Corporation Profit Sharing Retirement Plan (No. 333-103656); and CRH plc Share Option Scheme (No. 333-90808)

and to the incorporation by reference in the Registration Statement (Form F-3 No. 333-13648) of CRH plc and CRH America, Inc.,

of our report, dated March 3, 2003, with respect to the consolidated financial statements and schedule of CRH plc included in the Annual Report (Form 20-F) for the year ended December 31, 2002.

Ernst & Young

Dublin, Ireland

June 20, 2003